Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-93172, 33-91364, 33-93162, 33-93174, 33-93170 and 33-93168) of DIMON Incorporated of our report dated August 18, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Atlanta, Georgia
August 29, 2002

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